As filed with the Securities and Exchange Commission on July 21, 2014

Registration No.   333-194932

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Magnum Hunter Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	1311	86-0879278
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(832) 369-6986

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary C. Evans

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(832) 369-6986

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul M. Johnston 1046 Texan Trail Grapevine, Texas 76051 (832) 203-4533	Charles H. Still, Jr. Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 (713) 221-3309

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated July 21, 2014

PROSPECTUS

Magnum Hunter Resources Corporation

4,300,000 Shares of Common Stock

This prospectus relates to the resale of an aggregate of 4,300,000 shares of our common stock, which may be offered for sale from time to time by the selling stockholders named in this prospectus.  The shares of common stock covered by this prospectus were issued by us to the selling stockholders in a private offering exempt from registration under the Securities Act of 1933, as amended, on March 26, 2014. We are registering the offer and sale of the shares of common stock to satisfy registration rights we have granted to the selling stockholders.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling stockholders. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling stockholders will be responsible for any underwriting fees, discounts and commissions due to brokers-dealers or agents. Please see the section titled “Plan of Distribution” beginning on page 10 of this prospectus for a more complete description of how the offered common stock may be sold.

You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” and the “Incorporation of Certain Information by Reference” sections of this prospectus for information about us and our financial statements.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “MHR.” On July 18, 2014, the last reported sale price of our common stock on the NYSE was $7.27 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 21, 2014.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling stockholders have authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in this prospectus and filings made by us with the Securities and Exchange Commission, or SEC. Among the factors that could cause results to differ materially are those risks discussed in this prospectus and the periodic reports filed by us with the SEC, including our annual report on Form 10-K for the fiscal year ended December 31, 2013, as amended, and our quarterly report on Form 10-Q for the quarter ended March 31, 2014. You are urged to carefully review and consider the cautionary statements and other disclosures made in this prospectus and our filings incorporated by reference, specifically those under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Forward-looking statements speak only as of the date of the document in which they are contained, and we do not undertake any duty to update any forward-looking statements except as may be required by law.

ii

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere or incorporated by reference in this prospectus. Because it is abbreviated, this summary does not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus, including the documents incorporated by reference, carefully before making an investment decision.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “our company,” “we,” “us,” “our” and “ours”  refer to Magnum Hunter Resources Corporation and its subsidiaries.

Our Company

We are an independent oil and natural gas company engaged in the exploration for and the exploitation, acquisition, development and production of crude oil, natural gas and natural gas liquids resources in the United States. We are active in what we believe to be three of the most prolific unconventional shale resource plays in the United States, specifically, the Marcellus Shale in West Virginia and Ohio; the Utica Shale in southeastern Ohio and western West Virginia; and the Williston Basin/Bakken Shale in North Dakota. Our core oil and natural gas reserves and operations are primarily concentrated in West Virginia, Ohio and North Dakota. We are also engaged in midstream and oil field services operations, primarily in West Virginia and Ohio.

Corporate Information

Our principal executive offices are located at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056, and our telephone number at these offices is (832) 369-6986. Our website is  www.magnumhunterresources.com. Information on, or accessible through, our website is not part of, and will not be deemed to be incorporated into, this prospectus or the registration statement of which this prospectus forms a part. Investors should not rely on any such information in deciding whether to purchase our common stock.

The Offering

Common Stock Offered by the Selling Stockholders:	4,300,000 shares.

Common Stock Outstanding:	199,396,847 shares of common stock outstanding as of July 18, 2014.

Use of Proceeds:	We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders.

NYSE Symbol for Common Stock:	“MHR”

Risk Factors:

Investing in our common stock involves a high degree of risk. See “Risk Factors” and the risk factors set forth in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS

An investment in our common stock involves significant risks. Before you invest in our common stock, you should carefully consider the risk factors described under the heading “Item 1A.  Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, which is incorporated by reference in this prospectus. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK

The following description of the terms of our common stock is a summary only and is qualified by reference to the relevant provisions of Delaware law and our certificate of incorporation and bylaws, as amended. Copies of our certificate of incorporation and bylaws, as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Under our certificate of incorporation, our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

As of July 18, 2014 there were 199,396,847 shares of common stock issued and outstanding. All shares of our common stock currently outstanding are fully paid and non-assessable.

Voting

Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Except for the election of directors, which is determined by a plurality vote, or as otherwise may be provided by applicable law or the rules of the NYSE, all matters to be voted on by our stockholders must be approved by a majority in voting interest of the stockholders present in person or represented by proxy and entitled to vote. Holders of common stock are not entitled to cumulate their votes in the election of directors. Each of our directors will be elected annually by our stockholders voting as a single class.

Dividends

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any outstanding preferred stock.

Liquidation, Dissolution or Winding Up

In the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, the holders of common stock are entitled to share ratably, in all remaining assets available for distribution to stockholders after payment of or provision for our liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

No Preemptive Rights

Holders of common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Preferred Stock

The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the certificate of designation relating to that series. As of July 18, 2014, there were 4,000,000 shares of our non-convertible Series C Cumulative Perpetual Preferred Stock outstanding, 4,424,889 shares of our non-convertible Series D Cumulative Preferred Stock outstanding and 3,721,556 Depositary Shares representing 3,722 shares of our Series E Cumulative Convertible Preferred Stock outstanding.

Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Our By-Laws

Certain provisions of Delaware law and our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and to remove our incumbent directors and officers. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any stockholder who owns 15% or more of our outstanding voting stock (as well as affiliates and associates of such stockholders) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•                                          the transaction is approved by the board before the date the interested stockholder acquired the stock;

•                                          upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by various employee benefit plans or persons who are directors and also officers; or

•                                          on or after the date the stockholder acquired the stock, the business combination is approved by the board and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines “business combination” to include the following:

•                                          any merger or consolidation involving the corporation and the interested stockholder;

•                                          any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•                                          subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                                          any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•                                          the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaws.    In addition, some provisions of our certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in the stockholders’ best interests. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

Authorized but Unissued Shares.    The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, unless such approval is required by applicable law or listing rules of an applicable securities exchange or quotation system. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Amendment to Bylaws.    Our board of directors is authorized to make, alter or repeal our bylaws without further stockholder approval.

Advance Notice of Director Nominations and Matters to be Acted upon at Meetings.    Our bylaws contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

Call of Special Meetings of Stockholders.    Our bylaws provide that special meetings of stockholders may be called only by our chairman, by a majority of our board of directors, by our chief executive officer, by our president or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The effect of this provision is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on behalf of our company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. Exculpation does not apply if the director acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws provide that we may indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law.

Additionally, we have, from time to time, entered into separate indemnification agreements with persons who were in service as directors and executive officers of the Company at such time (some of whom are no longer serving in such capacities) that provide broader indemnification than that required under the Delaware General Corporation Law. These agreements, among other things, require us to indemnify our directors and executive officers to the fullest extent permitted by applicable law for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any of our subsidiaries, or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer or director.  We believe that these agreements are necessary to attract and retain qualified directors and executives.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for our common stock and our preferred stock is American Stock Transfer & Trust Company, LLC. Its address is 16633 N. Dallas Parkway, Suite 600, Addison, Texas 75001, and its telephone number is (800) 937-5449 or (718) 921-8124.

Listing

Our common stock is listed on the NYSE under the trading symbol “MHR.”

SELLING STOCKHOLDERS

The shares of our common stock covered by this prospectus are being offered by the selling stockholders named in the table below. This prospectus will not cover subsequent sales of common stock purchased from a selling stockholder named in this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that holder is named in the table below, in a prospectus supplement or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us, subject to the terms of a registration rights agreement between us and the selling stockholders.

The following table sets forth the maximum number of shares of our common stock to be sold by the selling stockholders. The table also sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares and percentage of our common stock to be owned by such stockholders after completion of the offering, assuming the sale of all shares of common stock offered hereby and based on 199,396,847 of common stock outstanding as of July 18, 2014.

We prepared the table based on information supplied to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.

Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock Being Offered		Shares of Common Stock Beneficially Owned After Completion of the Offering
Name	Number	Percentage	Hereby		Number	Percentage
Aristeia Capital, L.L.C.	15,283,257	7.66%	1,700,000	(1)	13,583,257	6.81%
Encompass Capital Master Fund L.P.	1,600,000	0.80%	1,600,000	(2)	—	—
Quantum Partners LP	7,369,057	3.70%	1,000,000	(3)	6,369,057	3.19%

(1)   Includes the following securities to be sold hereunder: 540,000 shares owned by Aristeia Horizons LP, 553,252 shares owned by AAI Aristeia Fund PLC — Aristeia Reflection Fund, 289,021 shares owned by Windermere Ireland Fund PLC, 140,429 shares owned by Compass ESMA LP, and 177,298 shares owned by Compass TSMA LP (such entities, the “Funds”). Each of the Funds is managed by Aristeia Capital, L.L.C. (“Aristeia”), which exercises voting and investment power with respect to the shares of common stock owned by the Funds. Aristeia is owned by Anthony Frascella, William Techar, Robert Lynch and Kevin Toner. Each of Aristeia and such individuals disclaim beneficial ownership of such shares of common stock except to the extent of their respective economic interests in such Funds, if any. The business address for each of the entities is 136 Madison Avenue, 3rd Floor, New York, New York 10016.

(2)   Todd Kantor, as Managing Member of Encompass Capital Master Fund L.P., exercises voting and investment power with respect to these shares of common stock.  The business address of Encompass Capital Master Fund L.P. is 200 Park Avenue, 11th Floor, New York, New York 10166.

(3)   Shares of common stock held for the account of Quantum Partners LP (“Quantum Partners”). Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager to Quantum Partners. As such, SFM LLC has been granted investment discretion over portfolio investments, including the shares of common stock held for the account of Quantum Partners. George Soros serves as Chairman of SFM LLC, and Robert Soros serves as President and Deputy Chairman of SFM LLC. The business address for SFM LLC is 888 7th Avenue, New York, New York 10106.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of our common stock pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          short sales;

•                                          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                                          broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the second (2nd ) anniversary of the date the registration statement is declared effective by the SEC and such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 of the Securities Act or may be resold pursuant to Rule 144 (without volume or manner-of-sale limitations under Rule 144) or another similar exemption under the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for Magnum Hunter Resources Corporation by Bracewell & Giuliani LLP, Houston, Texas.

EXPERTS

Independent Accountants

The consolidated financial statements of Magnum Hunter Resources Corporation as of December 31, 2013 and 2012 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 incorporated by reference in this prospectus have been so incorporated by reference in reliance on the reports of BDO USA, LLP, or BDO, an independent registered public accounting firm (the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013), incorporated by reference herein, given on the authority of BDO as experts in auditing and accounting.

The consolidated financial statements of Magnum Hunter Resources Corporation for the year ended December 31, 2011 incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of Hein & Associates LLP, or Hein, an independent registered public accounting firm, included or incorporated by reference herein, given on the authority of Hein as experts in auditing and accounting.

The financial statements of PRC Williston, LLC, a majority-owned subsidiary of the Company and a former guarantor of the senior notes, as of December 31, 2013 and 2012 and for the years then ended incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of BDO, an independent registered public accounting firm, incorporated by reference herein, given on the authority of BDO as experts in auditing and accounting.

The financial statements of PRC Williston for the year ended December 31, 2011 incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of Hein, an independent registered public accounting firm, incorporated by reference herein, given on the authority of Hein as experts in auditing and accounting.

Petroleum Engineers

The information relating to oil and natural gas reserves, as of December 31, 2013 and June 30, 2014, incorporated by reference in this prospectus, including all statistics and data, was derived from reserve reports dated January 10, 2014 and July 9, 2014, respectively, evaluating our oil and natural gas properties prepared by Cawley, Gillespie & Associates, independent oil and gas industry consultants, in reliance on the authority of such firm as experts in the oil and gas industry.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at  www.magnumhunterresources.com. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, you may read our SEC filings at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The information in documents incorporated by reference is considered to be part of this prospectus.  The SEC file number for the documents incorporated by reference in this prospectus is 001-32997.

The following documents previously filed by us with the SEC are incorporated by reference in this prospectus:

•                                          Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 25, 2014, as amended by Form 10-K/A filed with the SEC on March 18, 2014, by Form 10-K/A filed with the SEC on March 31, 2014 and by Form 10-K/A filed with the SEC on July 17, 2014; and

•                                          Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 9, 2014; and

•                                          Current Reports on Form 8-K filed with the SEC on January 6, 2014, January 14, 2014, January 22, 2014, January 23, 2014, March 14, 2014, March 21, 2014, April 3, 2014, April 11, 2014, May 13, 2014, May 16, 2014, May 16, 2014, May 29, 2014, May 30, 2014, June 6, 2014, June 10, 2014, June 26, 2014 and July 18, 2014 (in each case, other than information furnished in any such report pursuant to Item 7.01 of Form 8-K).

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference, this prospectus or any supplement to this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents incorporated by reference, free of cost to the requester, upon written or oral request to us at:

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(832) 369-6986

These documents are also available through our website at  http://www.magnumhunterresources.com. The information on or accessible through our website is not intended to be incorporated by reference or a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common stock offered hereby. With the exception of the SEC Registration Fee, the amounts set forth below are estimates.

SEC Registration Fee	$4,209.18
Accountants’ fees and expenses	40,000.00
Legal fees and expenses	20,000.00
Printing and engraving expenses	—
Transfer agent and registrar fees	—
Miscellaneous	—
Total	$64,209.18

Item 14. Indemnification of Directors and Officers

As permitted by Section 102 of the General Corporation Law of the State of Delaware, or DGCL, the certificate of incorporation of the Company includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director.

Our bylaws provide that: (1) we may indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law; and (2) we may advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

Pursuant to Section 145(a) of the DGCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of our company or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), we shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The indemnification provisions contained in our certificate of incorporation and bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. We have, from time to time, entered into separate indemnification agreements with persons who were in service as directors and executive officers of the Company at such time (some of whom are no longer serving in such capacities) that provide broader indemnification than that required under the DGCL. These agreements, among other things, require us to indemnify our directors and executive officers to the fullest extent permitted by applicable law for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any of our subsidiaries, or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer or director.  We believe that these agreements are necessary to attract and retain qualified directors and executives.  In addition, we maintain insurance on behalf of our directors and officers insuring them against certain liabilities that may be asserted against them in their capacities as directors or officers or arising out of such status.

Item 15. Recent Sales of Unregistered Securities

On March 26, 2014, we sold 4,300,000 shares of common stock, par value $0.01 per share, to certain institutional accredited investors in a private offering exempt from registration under Section 4(a)(2) the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. We received a total of $30,100,000 in gross proceeds from the offering. We used the proceeds from the offering for the repayment of outstanding indebtedness and for general corporate purposes.

On May 29, 2014, we sold 21,428,580 shares of common stock, par value $0.01 per share, and warrants to purchase 2,142,858 shares of common stock, par value $0.01 per share, to certain institutional accredited investors in a private offering exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. We received a total of $150,000,060 in gross proceeds from the offering. We used the proceeds from the offering for repayment of outstanding indebtedness and for general corporate purposes.

Item 16. Exhibits and Financial Statement Schedules

See the Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of such registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

b) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

d) any other communication that is an offer in the offering made by such registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 2014.

MAGNUM HUNTER RESOURCES CORPORATION

By:	/s/ Gary C. Evans
Name: Gary C. Evans
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on July 21, 2014.

Signature	Title

/s/ Gary C. Evans	Chairman of the Board and Chief Executive Officer
Gary C. Evans	(Principal Executive Officer)

/s/ Joseph C. Daches	Senior Vice President and Chief Financial Officer
Joseph C. Daches	(Principal Financial and Accounting Officer)

*	Director
J. Raleigh Bailes, Sr.

*	Director
Victor Carrillo

*	Director
Stephen C. Hurley

*	Director
Joe L. McClaugherty

*	Director
Rocky Duckworth

*	Director
Jeff Swanson

*      Gary C. Evans, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above-named officers and directors of Magnum Hunter Resources Corporation pursuant to powers of attorney previously filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit Number	Description

2.1

Asset Purchase Agreement between the Registrant and Triad Energy Corporation, dated October 28, 2009 (incorporated by reference from the Registrant’s current report on Form 8-K filed on October 29, 2009).+

2.2	Arrangement Agreement between the Registrant and NGAS Resources, Inc., dated December 23, 2010 (incorporated by reference from the Registrant’s current report on Form 8-K filed on December 30, 2010).+

2.3	Arrangement Agreement between the Registrant and NuLoch Resources Inc., dated January 19, 2011 (incorporated by reference from the Registrant’s current report on Form 8-K filed on January 25, 2011).+

2.3.1

Plan of Arrangement under Section 193 of the Business Corporations Act (Alberta) with respect to the Acquisition of NuLoch Resources Inc. by the Registrant (incorporated by reference from the Registrant’s registration statement on Form S-4 filed on April 8, 2011).+

2.4

Asset Purchase Agreement, dated March 21, 2012, by and among Eureka Hunter Holdings, LLC, TransTex Gas Services LP, and Eureka Hunter Acquisition Sub LLC (incorporated by reference from the Registrant’s current report on Form 10-Q filed on May 3, 2012).+

2.4.1

First Amendment to Asset Purchase Agreement, dated April 2, 2012, by and between Eureka Hunter Holdings, LLC, TransTex Gas Services, LP, and Eureka Hunter Acquisition Sub LLC (incorporated by reference from the Registrant’s quarterly report on Form 10-Q filed on May 3, 2012).

2.5

Purchase and Sale Agreement, dated as of April 17, 2012, by and between Baytex Energy USA Ltd. and Bakken Hunter, LLC (incorporated by reference from the Registrant’s current report on Form 8-K filed on April 24, 2012).+

2.5.1

First Amendment to Purchase and Sale Agreement, dated May 17, 2012, by and between Baytex Energy USA Ltd. and Bakken Hunter, LLC (incorporated by reference from the Registrant’s current report on Form 8-K filed on May 23, 2012).

2.5.2

Second Amendment to Purchase and Sale Agreement, dated May 22, 2012, by and between Baytex Energy USA Ltd. and Bakken Hunter, LLC (incorporated by reference from the Registrant’s current report on Form 8-K filed on May 23, 2012).

2.6

Stock Purchase Agreement, dated as of October 24, 2012, by and among Triad Hunter, LLC, Viking International Resources Co., Inc., all of the stockholders of Viking International Resources Co., Inc., and solely for the purposes set forth therein, the Registrant (incorporated by reference from the Registrant’s current report on Form 8-K filed on October 30, 2012).+

2.7

Purchase and Sale Agreement, dated as of November 21, 2012, between Samson Resources Company and Bakken Hunter, LLC (incorporated by reference from the Registrant’s current report on Form 8-K filed on November 28, 2012).+

2.8

Stock Purchase Agreement, dated as of April 2, 2013, between the Registrant, Penn Virginia Oil & Gas Corporation, and Penn Virginia Corporation (incorporated by reference from the Registrant’s current report on Form 8-K filed on April 8, 2013).+

2.9

Asset Purchase Agreement, dated as of August 12, 2013, between Triad Hunter, LLC and MNW Energy, LLC (incorporated by reference from the Registrant’s quarterly report on Form 10-Q filed on November 8, 2013).+

2.10

Purchase and Sale Agreement, dated as of September 2, 2013, between Williston Hunter, Inc. and Oasis Petroleum of North America LLC (incorporated by reference from the Registrant’s current report on Form 8-K filed on September 4, 2013).+

2.11

Purchase and Sale Agreement, dated as of November 19, 2013, by and among PRC Williston, LLC, Williston Hunter ND, LLC and Enduro Operating LLC (incorporated by reference from the Registrant’s current report on Form 8-K filed on November 22, 2013).+

2.12

Purchase and Sale Agreement, dated January 21, 2013, among Shale Hunter, LLC, Magnum Hunter Resources Corporation, Magnum Hunter Production, Inc. and Energy Hunter Partners 2012-A Drilling & Production Fund, Ltd., New Standard Energy Texas LLC and New Standard Energy Limited (incorporated by reference from the Registrant’s current report on Form 8-K filed on January 23, 2014).+

2.12.1

Transition Services Agreement, dated January 28, 2014, between Shale Hunter, LLC and New Standard Energy Texas LLC (incorporated by reference from the Registrant’s current report on Form 8-K filed on January 30, 2014).+

2.13

Purchase and Sale Agreement, dated March 31, 2014, between Williston Hunter Canada, Inc. and BDJ Energy Inc. (incorporated by reference from the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2014 filed on May 9, 2014). +

2.14

Share Purchase Agreement, dated April 21, 2014, between Magnum Hunter Resources Corporation and Steppe Resources Inc. (incorporated by reference from the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2014 filed on May 9, 2014). +

3.1	Restated Certificate of Incorporation of the Registrant, filed February 13, 2002 (incorporated by reference from the Registrant’s registration statement on Form SB-2 filed on March 21, 2006).

3.1.1

Certificate of Amendment of Certificate of Incorporation of the Registrant, filed May 8, 2003 (incorporated by reference from the Registrant’s registration statement on Form SB-2 filed on March 21, 2006).

3.1.2

Certificate of Amendment of Certificate of Incorporation of the Registrant, filed June 6, 2005 (incorporated by reference from the Registrant’s registration statement on Form SB-2 filed on March 21, 2006).

3.1.3

Certificate of Amendment of Certificate of Incorporation of the Registrant, filed July 18, 2007 (incorporated by reference from the Registrant’s quarterly report on Form 10-QSB filed on August 14, 2007).

3.1.4

Certificate of Ownership and Merger Merging Magnum Hunter Resources Corporation with and into Petro Resources Corporation, filed July 13, 2009 (incorporated by reference from the Registrant’s current report on Form 8-K filed on July 14, 2009).

3.1.5

Certificate of Amendment of Certificate of Incorporation of the Registrant, filed November 3, 2010 (incorporated by reference from the Registrant’s current report on Form 8-K filed on November 2, 2010).

3.1.6	Certificate of Amendment of Certificate of Incorporation of the Registrant, filed May 9, 2011 (incorporated by reference from the Registrant’s quarterly report on Form 10-Q filed on March 31, 2011).

3.1.7

Certificate of Amendment of Certificate of Incorporation of the Registrant, filed June 29, 2011 (incorporated by reference from the Registrants registration statement on Form S-4 filed on January 14, 2013).

3.1.8

Certificate of Amendment of Certificate of Incorporation of the Registrant, filed January 25, 2013 (incorporated by reference from Amendment No. 1 to the Registrant’s registration statement on Form S-4 filed on February 5, 2013).

3.2

Amended and Restated Bylaws of the Registrant, dated March 15, 2001 as amended on April 14, 2006, and May 26, 2011 (incorporated by reference from the Registrant’s quarterly report on Form 10-Q filed on August 9, 2011).

4.1	Form of certificate for common stock (incorporated by reference from the Registrant’s annual report on Form 10-K filed on February 18, 2011).

4.2

Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated December 10, 2009 (incorporated by reference from the Registrant’s registration statement on Form 8-A filed on December 10, 2009).

4.2.1

Certificate of Amendment of Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated August 2, 2010 (incorporated by reference from the Registrant’s quarterly report on Form 10-Q filed on August 12, 2010).

4.2.2

Certificate of Amendment of Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated September 8, 2010 (incorporated by reference from the Registrant’s current report on Form 8-K filed on September 15, 2010).

4.3

Certificate of Designation of Rights and Preferences of 8.0% Series D Cumulative Preferred Stock, dated March 16, 2011 (incorporated by reference from the Registrant’s current report on Form 8-K filed on March 17, 2011).

4.4

Indenture, dated May 16, 2012, by and among the Registrant, the Guarantors named therein, Wilmington Trust, National Association and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent (incorporated by reference from the Registrant’s current report on Form 8-K filed on May 16, 2012).

4.4.1

First Supplemental Indenture, dated October 18, 2012, by and among the Registrant, the Guarantors named therein, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent (incorporated by reference from the Registrant’s registration statement on Form S-4 filed on January 14, 2013).

4.4.2

Second Supplemental Indenture, dated December 13, 2012, by and among the Registrant, the Guarantors named therein, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent (incorporated by reference from the Registrant’s registration statement on Form S-4 filed on January 14, 2013).

4.4.3

Third Supplemental Indenture, dated April 24, 2013, by and among the Registrant, the Guarantors named therein, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent (incorporated by reference from the Registrant’s annual report on Form 10-K filed on June 14, 2013).

4.4.4

Fourth Supplemental Indenture, dated July 23, 2013, by and among Shale Hunter, LLC, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Paying Agent, Registrar and Authenticating Agent (incorporated by reference from the Registrant’s quarterly report on Form 10-Q filed on August 9, 2013).

4.5

Certificate of Designations of Rights and Preferences of the 8.0% Series E Cumulative Convertible Preferred Stock of the Registrant, dated November 2, 2012 (incorporated by reference from the Registrant’s current report on Form 8-K filed on November 8, 2012).

4.6

Deposit Agreement, dated as of November 2, 2012, by and among the Registrant, American Stock Transfer & Trust Company, as Depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference from the Registrant’s current report on Form 8-K filed on November 8, 2012).

5.1	Opinion of Bracewell & Giuliani LLP regarding the validity of the securities being registered.##

10.1	Amended and Restated Stock Incentive Plan of Registrant (incorporated by reference from the Registrant’s current report on Form 8-K filed on December 3, 2010).*

10.1.1	First Amendment to Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant’s proxy statement on Annex C of Schedule 14A filed on April 1, 2011).*

10.1.2

Second Amendment to the Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant’s registration statement on Form S-8 filed on February 14, 2013).*

10.1.3

Third Amendment to the Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant’s current report on Form 8-K filed on January 23, 2013).*

10.2

Form of Stock Option Agreement under the Registrant’s Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant’s annual report on Form 10-K filed on February 18, 2011).*

10.3

Form of Restricted Stock Award Agreement under the Registrant’s Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant’s current report on Form 8-K filed on December 3, 2010).*

10.4

Form of Stock Appreciation Right Agreement under the Registrant’s Amended and Restated Stock Incentive Plan (incorporated by reference from the Registrant’s current report on Form 8-K filed on December 3, 2010).*

10.5	Form of Executive Change of Control Retention Agreements (incorporated by reference from the Registrant’s annual report on Form 10-K filed on February 29, 2012).*

10.5.1	Amendment to Form of Executive Change of Control Retention Agreements (incorporated by reference from the Registrant’s annual report on Form 10-K filed on February 29, 2012).*

10.6

Form of Support Agreement between the Registrant and certain NGAS Resources, Inc. shareholders, dated December 23, 2010 (incorporated by reference from the Registrant’s current report on Form 8-K filed on December 30, 2010).

10.7

Omnibus Agreement between the Registrant, NGAS Resources, Inc., NGAS Production Co., NGAS Gathering, LLC, Seminole Energy Services, L.L.C., Seminole Gas Company, L.L.C. and NGAS Gathering II, LLC, dated March 10, 2011 (incorporated by reference from the Registrant’s current report on Form 8-K filed on March 16, 2011).@

10.8

First Lien Credit Agreement by and among Eureka Hunter Pipeline, LLC, the lenders party thereto and SunTrust Bank (incorporated by reference from the Registrant’s current report on Form 8-K filed on August 22, 2011).

10.8.1

First Amendment to First Lien Credit Agreement, dated May 2, 2012, by and among Eureka Hunter Pipeline, LLC, SunTrust Bank, as Administrative Agent, and the lenders party thereto (incorporated by reference from the Registrant’s current report on Form 8-K filed on May 8, 2012).

10.8.2

Consent to First Lien Credit Agreement, dated March 18, 2013 and effective as of March 17, 2013, by and among Eureka Hunter Pipeline, LLC, SunTrust Bank, as Administrative Agent, and the lenders party thereto (incorporated by reference from the Registrant’s current report on Form 8-K filed on March 22, 2013).

10.8.3

Consent to First Lien Credit Agreement, dated May 15, 2013, by and among Eureka Hunter Pipeline, LLC, SunTrust Bank, as Administrative Agent, and the lenders party thereto (incorporated by reference from the Registrant’s current report on Form 8-K filed on May 21, 2013).

10.9

Second Lien Term Loan Agreement by and among Eureka Hunter Pipeline, LLC, the lenders party thereto and PennantPark Investment Corporation (incorporated by reference from the Registrant’s current report on Form 8-K filed on August 22, 2011).+

10.9.1	First Amendment to Second Lien Term Loan Agreement, dated September 20, 2011, by and among Eureka Hunter Pipeline, LLC, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant’s current report on Form 8-K filed on May 8, 2012).

10.9.2

Limited Waiver to Second Lien Term Loan Agreement, dated May 2, 2012, by and among Eureka Hunter Pipeline, LLC, U.S. Bank National Association, as Collateral Agent, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant’s current report on Form 8-K filed on May 8, 2012).

10.9.3

Second Amendment to Second Lien Term Loan Agreement by and among Eureka Hunter Pipeline, LLC, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from Registrant’s current report on Form 8-K filed on May 8, 2012).

10.9.4

Limited Waiver and Third Amendment to Second Lien Term Loan Agreement, dated June 29, 2012, by and among Eureka Hunter Pipeline, LLC, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from Registrant’s current report on Form 8-K filed on July 6, 2012).

10.9.5

Consent to Second Lien Term Loan Agreement, dated March 18, 2013 and effective as of March 17, 2013, by and among Eureka Hunter Pipeline, LLC, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant’s current report on Form 8-K filed on March 22, 2013).

10.9.6

Consent and Fourth Amendment to Second Lien Term Loan Agreement, dated May 15, 2013, by and among Eureka Hunter Pipeline, LLC, PennantPark Investment Corporation and the other lenders party thereto (incorporated by reference from the Registrant’s current report on Form 8-K filed on May 21, 2013).

10.10

Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC, dated March 21, 2012, between the Registrant and ArcLight Capital Partners, LLC. (incorporated by reference from the Registrant’s quarterly report on Form 10-Q filed on May 3, 2012). +

10.10.1

First Amendment to Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC, dated April 2, 2012, by and between the Registrant, Ridgeline Midstream Holdings, LLC, and TransTex Gas Services LP (incorporated by reference from the Registrant’s quarterly report on Form 10-Q filed on May 3, 2012).

10.10.2

Second Amendment to Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings, LLC, dated March 7, 2013 by and between the Registrant, Ridgeline Midstream Holdings, LLC, and TransTex Gas Services LP (incorporated by reference from the Registrant’s current report on Form 8-K filed on March 13, 2013, 2013).

10.11

Series A Convertible Preferred Unit Purchase Agreement, dated March 21, 2012, by and among Eureka Hunter Holdings, LLC, the Registrant, and Ridgeline Midstream Holdings, LLC (incorporated by reference from the Registrant’s quarterly report on Form 10-Q filed on May 3, 2012). +

10.12	Form of Indemnification Agreement for Directors (incorporated by reference from the Registrant’s current report on Form 8-K filed on June 7, 2013).*

10.13	Form of Indemnification Agreement for Officers (incorporated by reference from the Registrant’s current report on Form 8-K filed on June 7, 2013).*

10.14

Third Amended and Restated Credit Agreement, dated as of December 13, 2013, among the Registrant and Bank of Montreal, as Administrative Agent, and the lenders party thereto (incorporated by reference from the Registrant’s current report on Form 8-K filed on December 18, 2013).

10.14.1

Limited Consent Agreement, dated June 9, 2014, among the Registrant and Bank of Montreal, as Administrative Agent, and the lenders party thereto (incorporated by reference from the Registrant’s current report on Form 8-K filed on June 10, 2014).

10.15

Omnibus Settlement Agreement and Release, dated as of January 9, 2014, by and among Magnum Hunter Resources Corporation, a Delaware corporation, Magnum Hunter Production, Inc., a Kentucky corporation, formerly known as NGAS Production Co., which in turn was formerly known as Daugherty Petroleum, Inc., Eureka Hunter Pipeline, LLC, a Delaware limited liability company, Seminole Energy Services, L.L.C., an Oklahoma limited liability company, Seminole Gas Company, L.L.C., an Oklahoma limited liability company, Seminole Murphy Liquids Terminal, L.L.C., a Tennessee limited liability company, NGAS Gathering II, LLC, a Kentucky limited liability company, and NGAS Gathering, LLC, a Kentucky limited liability company (incorporated by reference from the Registrant’s current report on Form 8-K filed on January 14, 2014).

10.16	Letter Agreement, dated October 31, 2013, between the Registrant and Ron Ormand (incorporated by reference from the Registrant’s amended annual report on Form 10-K/A filed on March 28, 2014).

10.17

Securities Purchase Agreement, dated as of March 20, 2014, by and among the Registrant and investors party thereto (incorporated by reference from the Registrant’s registration statement on Form S-1 filed March 31, 2014).

10.18

Registration Rights Agreement, dated as of March 20, 2014, by and among the Registrant and investors party thereto (incorporated by reference from the Registrant’s registration statement on Form S-1 filed March 31, 2014).

10.19

Credit Agreement, dated March 28, 2014, by and among Eureka Hunter Pipeline, LLC, as borrower, ABN AMRO Capital USA, LLC, as lender and administrative agent, and the other lenders party thereto (incorporated by reference from the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2014 filed on May 9, 2014).

10.20

First Amendment to Third Amended and Restated Credit Agreement, dated as of May 6, 2014, among the Registrant, Bank of Montreal, as Administrative Agent, and the lenders party thereto (incorporated by reference from the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2014 filed on May 9, 2014).

10.21	Form of Eureka Hunter Holdings, LLC Equity Inceptive Plan Award Letter (incorporated by reference from the Registrant’s current report on Form 8-K filed May 16, 2014). *

10.22	Form of Eureka Hunter Holdings, LLC Class B Common Unit Agreement (incorporated by reference from the Registrant’s current report on Form 8-K filed May 16, 2014).*

10.23	Eureka Hunter Holdings, LLC Management Incentive Compensation Plan (incorporated by reference from the Registrant’s current report on Form 8-K filed May 16, 2014).*

10.24

Securities Purchase Agreement, dated as of May 27, 2014, by and among the Registrant and investors party thereto (incorporated by reference from the Registrant’s current report on Form 8-K filed May 30, 2014).

10.25

Registration Rights Agreement, dated as of May 27, 2014, by and among the Registrant and investors party thereto (incorporated by reference from the Registrant’s current report on Form 8-K filed May 30, 2014).

10.26	Form of Warrant to Purchase Shares of Common Stock of Registrant (incorporated by reference from the Registrant’s current report on Form 8-K filed May 30, 2014)

21.1	List of Subsidiaries (incorporated by reference from the Registrant’s annual report on Form 10-K filed on February 25, 2013).

23.1	Consent of BDO USA, LLP.#

23.2	Consent of Hein & Associates LLP.#

23.3	Consent of Cawley Gillespie & Associates, Inc.#

23.4	Consent of Bracewell & Giuliani LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

99.1

Independent Engineer Reserve Report for the year ended December 31, 2013 prepared by Cawley Gillespie & Associates, Inc. (incorporated by reference from the Registrant’s annual report on Form 10-K filed on February 25, 2013).

99.2

Independent Engineer Reserve Report as of June 30, 2014 prepared by Cawley Gillespie & Associates, Inc. (incorporated by reference from the Registrant’s current report on Form 8-K filed on July 18, 2014).

*	The referenced exhibit is a management contract, compensatory plan or arrangement.

+	The schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.

@	Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the SEC.

#	Filed herewith.

##	Previously filed.